EXHIBIT 99.1

NEWS

VEECO REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS;

AUTHORIZES $100 MILLION SHARE REPURCHASE PROGRAM

•                  Recorded revenue of $140.7 million, an increase of 51% compared with the same period last year

•                  Delivered GAAP earnings per share of $0.13 and Non-GAAP earnings per share of $0.33

•                  Increased Non-GAAP adjusted EBITDA to $21.8 million

•                  Generated $9.9 million in cash from operations

•                  Authorizes $100 million share repurchase program

•                  Lowered 2015 revenue outlook based on weaker LED industry conditions

Plainview, N.Y., October 28, 2015 — Veeco Instruments Inc. (Nasdaq: VECO) announced financial results for its third fiscal quarter ended September 30, 2015. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

In addition to the third quarter financial results, the Company announced that its Board of Directors has authorized the repurchase of up to $100 million of the Company’s outstanding common stock.

U.S. Dollars in millions, except per share data

GAAP Results	Q3 ‘15	Q3 ‘14
Revenue	$140.7	$93.3
Net income (loss)	$5.3	$(14.0)
Diluted earnings (loss) per share	$0.13	$(0.35)

Non-GAAP Results	Q3 ‘15	Q3 ‘14
Adjusted EBITDA	$21.8	$(1.8)
Net income (loss)	$13.6	$(0.8)
Diluted earnings (loss) per share	$0.33	$(0.02)

“Veeco’s third quarter results demonstrate solid operational execution with gross margin, adjusted EBITDA and earnings per share all above the mid-point of our guided ranges,” commented John R. Peeler, Chairman and Chief Executive Officer.

“Business conditions deteriorated in the final weeks of the quarter and had a severe impact on our bookings performance. We recorded $52 million in bookings, which were well below our expectations. Customers delayed their MOCVD investments amid ongoing economic uncertainty in China and weak LED demand for TV display backlighting. We cannot accurately predict the duration of this MOCVD investment pause. However, demand for LED lighting remains healthy, which gives us confidence that investments will resume once industry conditions improve.  We will continue to actively manage those things within our control through this period of uncertainty.

“We announced a $100 million share repurchase program, which underscores our confidence in longer term growth prospects and our commitment to enhance shareholder value. We believe our strong balance sheet provides us with the flexibility to execute share repurchases while continuing to invest in R&D and other opportunities to profitably grow our business.” Mr. Peeler concluded.

Guidance and Outlook

The following guidance is provided for Veeco’s fourth fiscal quarter 2015:

•                  Revenue is expected to be in the range of $90 million to $110 million

•                  Adjusted EBITDA is expected to be in the range of ($3) million to $5 million

•                  GAAP earnings (loss) per share are expected to be in the range of ($0.38) to ($0.19)

•                  Non-GAAP earnings (loss) per share are expected to be in the range of ($0.12) to $0.07

Based on above guidance, we expect fiscal year 2015 revenue to be in a range of $460 million to $480 million, reflecting annual growth of between 17% and 22%.

Please refer to the table at the end of this press release for further details.

Share Repurchase Authorization

Veeco announced that its Board of Directors has authorized the repurchase of up to $100 million of the Company’s outstanding common stock to be completed over the next two years. Repurchases are expected to be made from time to time on the open market or in privately negotiated transactions in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares of common stock to be purchased will depend upon market conditions, SEC regulations, and other factors. The repurchases will be funded using the Company’s available cash balances and cash generated from operations. The program does not obligate the Company to acquire any particular amount of common stock and may be modified or suspended at any time at the Company’s discretion.

Conference Call Information

A conference call reviewing these results has been scheduled for today, October 28, 2015 starting at 5:00pm ET. To join the call, dial 1-888-219-1217 (toll free) or 1-913-312-0961 and use passcode 3687897. The call will also be webcast live on the Veeco website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website beginning at 8:00pm ET this evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, displays, power electronics, compound semiconductors, hard disk drives, semiconductors, MEMS and wireless chips. We are the leader in MOCVD, MBE, Ion Beam, Wet Etch single wafer processing and other advanced thin film process technologies. Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership. For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2014 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Contacts:

Investors:	Media:
Shanye Hudson 516-677-0200 x1272	Jeffrey Pina 516-677-0200 x1222
shudson@veeco.com	jpina@veeco.com

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net sales	$140,744	$93,341	$370,494	$279,304
Cost of sales	86,494	60,783	232,038	182,296
Gross profit	54,250	32,558	138,456	97,008
Operating expenses, net:
Selling, general, and administrative	21,905	21,712	69,153	65,270
Research and development	19,200	19,968	57,904	60,747
Amortization	5,891	3,149	21,832	8,951
Restructuring	469	2,317	3,509	3,510
Asset impairment	—	2,864	126	2,864
Changes in contingent consideration	—	—	—	(29,368)
Other, net	207	36	(795)	(334)
Total operating expenses, net	47,672	50,046	151,729	111,640
Operating income (loss)	6,578	(17,488)	(13,273)	(14,632)
Interest income, net	161	305	442	541
Income (loss) before income taxes	6,739	(17,183)	(12,831)	(14,091)
Income tax expense (benefit)	1,433	(3,206)	9,360	(4,063)
Net income (loss)	$5,306	$(13,977)	$(22,191)	$(10,028)

Income (loss) per common share:
Basic	$0.13	$(0.35)	$(0.56)	$(0.26)
Diluted	$0.13	$(0.35)	$(0.56)	$(0.26)

Weighted average number of shares:
Basic	40,846	39,401	39,729	39,317
Diluted	40,979	39,401	39,729	39,317

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$334,114	$270,811
Short-term investments	68,877	120,572
Restricted cash	—	539
Accounts receivable, net	46,798	60,085
Inventory	69,973	61,471
Deferred cost of sales	9,665	5,076
Prepaid expenses and other current assets	22,589	23,132
Assets held for sale	5,000	6,000
Deferred income taxes	6,497	7,976
Total current assets	563,513	555,662
Property, plant and equipment, net	80,521	78,752
Intangible assets, net	137,476	159,308
Goodwill	114,908	114,959
Deferred income taxes	1,180	1,180
Other assets	21,091	19,594
Total assets	$918,689	$929,455

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,122	$18,111
Accrued expenses and other current liabilities	41,728	48,418
Customer deposits and deferred revenue	89,025	96,004
Income taxes payable	7,764	5,441
Deferred income taxes	120	120
Current portion of long-term debt	333	314
Total current liabilities	164,092	168,408
Deferred income taxes	16,538	16,397
Long-term debt	1,281	1,533
Other liabilities	6,873	4,185
Total liabilities	188,784	190,523

Total stockholders’ equity	729,905	738,932

Total liabilities and stockholders’ equity	$918,689	$929,455

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(In thousands, except per share data)

(Unaudited)

		Non-GAAP Adjustments
Three months ended September 30, 2015	GAAP	Share-based Compensation	Acquisition Related	Other	Non-GAAP
Net sales	$140,744	$—	$—	$—	$140,744
Cost of sales	86,494	(787)	—	—	85,707
Gross profit	54,250	787	—	—	55,037
Gross margin	38.5%				39.1%
Operating expenses, net:
Selling, general, and administrative	21,905	(3,288)	(188)	—	18,429
Research and development	19,200	(1,044)	—	—	18,156
Amortization	5,891	—	(5,891)	—	—
Restructuring	469	—	—	(469)	—
Other, net	207	—	—	(395)	(188	)*
Total operating expenses, net	47,672	(4,332)	(6,079)	(864)	36,397
Operating income (loss)	6,578	5,119	6,079	864	18,640
Interest income, net	161	—	—	—	161
Income (loss) before income taxes	6,739	5,119	6,079	864	18,801
Income tax expense (benefit)	1,433	—	—	3,727	5,160	**
Net income (loss)	$5,306	$5,119	$6,079	$(2,863)	$13,641

Income (loss) per common share:
Basic earnings per share	$0.13				$0.33
Diluted earnings per share	$0.13				$0.33

Weighted average number of shares:
Basic shares	40,846				40,846
Diluted shares	40,979				40,979

Non-GAAP operating income					$18,640
Depreciation					3,151
Adjusted EBITDA					$21,791

Note:  Amounts may not calculate precisely due to rounding.

* The non-GAAP adjustment relates to a one-time legal settlement.

** The ‘with or without’ method is utilized to determine the income tax effect of the non-GAAP adjustments.

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; nonrecurring charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs, non-cash amortization of acquired intangible assets, incremental nonrecurring compensation, and the stepped-up cost of sales associated with the purchase accounting of acquired inventory.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including adjusted EBITDA, which is used to determine management incentive compensation as well as forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(In thousands, except per share data)

(Unaudited)

		Non-GAAP Adjustments
Three months ended September 30, 2014	GAAP	Share-based Compensation	Acquisition Related	Other	Non-GAAP
Net sales	$93,341	$—	$—	$—	$93,341
Cost of sales	60,783	(619)	—	—	60,164
Gross profit	32,558	619	—	—	33,177
Gross margin	34.9%				35.5%
Operating expenses:
Selling, general, and administrative	21,712	(2,766)	—	—	18,946
Research and development	19,968	(1,105)	—	—	18,863
Amortization	3,149	—	(3,149)	—	—
Restructuring	2,317	—	—	(2,317)	—
Asset impairment	2,864	—	—	(2,864)	—
Other, net	36	—	—	—	36
Total operating expenses, net	50,046	(3,871)	(3,149)	(5,181)	37,845
Operating income (loss)	(17,488)	4,490	3,149	5,181	(4,668)
Interest income, net	305	—	—	—	305
Income (loss) before income taxes	(17,183)	4,490	3,149	5,181	(4,363)
Income tax provision (benefit)	(3,206)	(140)	—	(261)	(3,607)*
Net income (loss)	$(13,977)	$4,630	$3,149	$5,442	$(756)

Income (loss) per common share:
Basic earnings per share	$(0.35)				$(0.02)
Diluted earnings per share	$(0.35)				$(0.02)

Weighted average number of shares:
Basic shares	39,401				39,401
Diluted shares	39,401				39,401

Non-GAAP operating income					$(4,668)
Depreciation					2,900
Adjusted EBITDA					$(1,768)

Note: Amounts may not calculate precisely due to rounding.

* The ‘with or without’ method is utilized to determine the income tax effect of the non-GAAP adjustments.

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; nonrecurring charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs, non-cash amortization of acquired intangible assets, incremental nonrecurring compensation, and the stepped-up cost of sales associated with the purchase accounting of acquired inventory.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including adjusted EBITDA, which is used to determine management incentive compensation as well as forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(In millions, except per share data)

(Unaudited)

				Non-GAAP Adjustments
Guidance for the three months ended December 31, 2015	GAAP			Share-based Compensation	Acquisition Related	Other		Non-GAAP
Net sales	$90	-	$110	$—	$—	$—		$90	-	$110

Gross profit	28	-	38	1	—	—		29	-	39
Gross margin	31%	-	34%					32%	-	35%

Operating income	(18)	-	(10)	6	6	—		(6)	-	2
Depreciation								3		3
Adjusted EBITDA								$(3)	-	$5

Net income (loss)	(15)	-	(7)	6	6	(2	)*	(5)	-	3

Income (loss) per diluted common share	$(0.38)	-	$(0.19)					$(0.12)	-	$0.07
Weighted average number of shares	40		40					40		41

Note:  Amounts may not calculate precisely due to rounding.

* Primarily relates to the income tax effect of the non-GAAP adjustments utilizing the ‘with or without’ method.

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; nonrecurring charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs, non-cash amortization of acquired intangible assets, incremental nonrecurring compensation, and the stepped-up cost of sales associated with the purchase accounting of acquired inventory.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including adjusted EBITDA, which is used to determine management incentive compensation as well as forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.